FIRST AMENDMENT
                                            TO THE
                               PINACOR RETIREMENT SAVINGS PLAN

        Effective November 2, 1998, Pinacor, Inc. (the "Company") established the Pinacor Retirement Savings Plan (the "Plan"). By this instrument, the Company intends to amend the Plan to (i) ease the administration of the Plan,
(ii) clarify the transfer rules applicable to the ESSP Participants, (iii) permit a Participant to elect to transfer all or a portion of his interest in his MicroAge Stock Account to any other Investment Fund or Funds effective as of May 1, 1999 and (iv) waive the last day of the year rule on matching contribution allocations for a particular group of terminated employees.

        1. The changes made to the Plan by this First Amendment are effective as of November 2, 1998, unless otherwise indicated.

        2. This First Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

        3. Section 4.1(b) of the Plan is hereby amended by restating the first paragraph thereof in its entirety to provide as follows:

               "(b) SPECIAL RULES FOR ESSP PARTICIPANTS. No Participant who is an ESSP Participant shall be allowed to make Elective Deferrals directly to this Plan. Following the end of each Plan Year, however, Elective Deferrals may be made by a direct transfer to the Trustee from the trustee of the ESSP on behalf of each ESSP Participant who is an active Employee on the day such transfer is made to this Plan. The amount of Elective Deferrals transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the least of (1) the dollar limitation imposed by Section 402(g) of the Code for such year or (2) the maximum amount that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section 4.3 for the Plan Year or (3) any other applicable limitation."


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        4. Section 4.1(b) of the Plan is hereby amended further by adding the following sentence to the end of subparagraph (3):

        "In the event that an ESSP Participant is not an active Employee on the day that the transfer contemplated by this Section 4.1(b) is made to this Plan, no transfer shall be made on behalf of such ESSP Participant and the "amount available for transfer pursuant to the ESSP" referred to in clause (i) above shall be deemed to be zero."

        5. Section 5.1(b) of the Plan is hereby amended and restated in its entirety to provide as follows:

               "(b)   ELIGIBLE PARTICIPANTS.

                (1) GENERAL RULE. A Participant who is eligible to participate in the Matching Contributions feature of the Plan in accordance with
        Section 3.1 shall be entitled to receive a Matching Contribution for a Plan Year if the Participant made any Pre-Tax Contributions for the Plan Year and the Participant is employed by the Employer on the last day of the Plan Year. If Matching Contributions are made on some basis other than annually (for example, monthly or quarterly), a Participant need only be employed on the last day of the relevant period (for example, the last day of the calendar quarter or month) rather than the last day of the Plan Year.

               (2) EXCEPTION FOR DEATH, RETIREMENT, DISABILITY. Notwithstanding the provisions of subparagraph (1) above, an otherwise eligible Participant who dies, retires on or after his Normal Retirement Date or terminates employment due to a Disability shall be entitled to receive a Matching Contribution (if one is made) for a period regardless of whether the Participant is employed on the last day of the period.

               (3) EXCEPTION FOR OCTOBER 1999 REDUCTION IN FORCE. Notwithstanding the provisions of subparagraph (1) above, an otherwise eligible Participant whose employment was terminated during October of 1999 due to a reduction in the Company's workforce shall be entitled to receive a Matching Contribution (if one is made) regardless of whether the Participant was employed on the last day of the Plan Year that ended on October 31, 1999."


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        6. Effective May 1, 1999, Section 7.1(c) of the Plan is hereby amended and restated in its entirety to read as follows:

               "(c) THE MICROAGE COMMON STOCK FUND. All amounts credited to a Participant's MicroAge Stock Account as of the Spin-off Effective Date and the portion, if any, of a Participant's Matching Contributions Account and Pre-Tax Contributions Account that is invested in MicroAge Stock as of the Spin-off Effective Date shall be invested in the MicroAge Common Stock Fund. No other amounts credited to a Participant's accounts under this Plan shall be invested in or transferred to the MicroAge Common Stock Fund. A Participant may elect to transfer the portion of his Pre-Tax Contributions Account that is invested in the MicroAge Common Stock Fund to any other Investment Fund or Funds at any time. A Participant also may elect to transfer any portion of his MicroAge Stock Account to any other Investment Fund or Funds. Once a Participant has a fully vested interest in his Matching Contributions Account, the Participant may elect to transfer the portion of his Matching Contribution Account that is invested in the MicroAge Common Stock Fund to any other Investment Fund or Funds. In addition, if for any reason MicroAge ceases to be an Affiliate of the Company, a Participant may elect to transfer all or a portion of his interest in the MicroAge Common Stock Fund to any other Investment Fund or Funds (regardless of the Participant's vested interest). Subsequent elections to reinvest amounts in the MicroAge Common Stock Fund shall not be permitted."

        7. Sections 8.2(a) and (b) of the Plan are hereby amended and restated in their entirety to read as follows:

               "(a) AMOUNT. The total outstanding loans from the Trust Fund to any Participant at any time shall not exceed the Participant's vested interest in his accounts, determined as of the most recent Valuation Date for the Plan. Any loan which is made pursuant to Section 8.1 shall be treated as a taxable distribution to the extent that it causes the outstanding balance at any time of all loans from all "employee pension benefit plans" (as defined in the Act) of the Employer and its Affiliates that are intended to "qualify" under Section 401(a) of the Act to exceed fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit under all such plans; provided that such maximum shall not be more than Fifty Thousand Dollars ($50,000.00) with such Fifty Thousand Dollar ($50,000.00) limitation to be reduced by the highest outstanding loan balance during the twelve
        (12) month period preceding


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        the date on which a loan is made. The Plan Administrator may, in the exercise of its discretion, prohibit the making of any loan that would be treated as a taxable distribution.

               (b) SECURITY. The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in all of his accounts and such additional collateral as the Trustee shall deem necessary, provided that in no event shall the loan be secured by an assignment of more than fifty percent (50%) of the Participant's vested interest in his accounts. In determining whether a pledge of additional collateral is necessary, the Trustee shall consider the Participant's credit worthiness and the impact on the Plan in the event of a default under the loan prior to the Participant's Benefit Commencement Date."

        8. Section 8.3(c) of the Plan is hereby amended and restated in its entirety to read as follows:

               "(c) COSTS. Any costs incurred by the Plan Administrator or the Trustee to establish, process, administer or collect the loan shall be charged directly and solely to the Participant unless other mutually agreeable arrangements are made by the Plan Administrator and the Participant in a uniform and nondiscriminatory manner."

        9. Section 11.1(b) of the Plan is hereby amended and restated in its entirety to read as follows:

               "(b) HARDSHIP WITHDRAWAL COMMITTEE. All requests for a hardship withdrawal shall be made to the "Hardship Withdrawal Committee." The "Hardship Withdrawal Committee" shall consist of the Company's Chief Financial Officer, its principal Human Resources executive and a third member who shall be selected by the previously named members."


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        10. Section 11.5 of the Plan is hereby amended and restated in its entirety to read as follows:

        "11.5  DEATH.

               (a) BENEFIT. In the event that a Participant (which term for purposes of this Section includes former Participants) shall die prior to his Benefit Commencement Date, the Participant's surviving spouse (or his other designated Beneficiary) shall be entitled to full distribution of the Participant's accounts at the time and in the manner provided in Sections 11.7 and 11.8.

               (b) DEATH AFTER COMMENCEMENT OF BENEFITS. In the event that a former Participant shall die after his Benefit Commencement Date but prior to the complete distribution of all amounts to which such Participant is entitled under the provisions of this ARTICLE 11, the Participant's spouse or other designated Beneficiary shall be entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived. The Plan Administrator may require and rely upon such proofs of death and the right of any spouse or Beneficiary to receive benefits pursuant to this Section as the Plan Administrator may reasonably determine, and its determination of death and the right of such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomsoever."

        11. Section 11.9 of the Plan is hereby amended and restated in its entirety to read as follows:

        "11.9  DESIGNATION OF BENEFICIARY.

               Subject to Section 11.5, each Participant shall have the right to designate, on forms supplied by and delivered to the Plan Administrator, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant's death. Each Participant may change his Beneficiary designation from time to time in the manner described above. Upon receipt of such designation by the Plan Administrator, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Employer, the Plan Administrator or the Trustee with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any


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        legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant."

        To signify its adoption of this First Amendment, Pinacor, Inc. has caused this First Amendment to be executed by its duly authorized officer on this 2nd day of December, 1999.

                                                   Pinacor, Inc.



                                                   By: /s/ Jeffrey D. McKeever
                                                   ----------------------------
                                                          Jeffrey D. McKeever
                                                          Chairman


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